UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	March 23, 2010

Williams-Sonoma, Inc.

(Exact name of registrant as specified in its charter)

California	001-14077	94-2203880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3250 Van Ness Avenue, San Francisco, California 94109
(Address of principal executive offices)

Registrant’s telephone number, including area code	(415) 421-7900

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 23, 2010, the Compensation Committee (the “Committee”) of the Board of Directors of Williams-Sonoma, Inc. (the “Company”) approved the following base salaries for the individuals listed below, with such salary amounts effective as of March 15, 2010.

Name	Base Salary

Laura J. Alber, President	$975,000

Sharon L. McCollam, Executive Vice President, Chief Operating and Chief Financial Officer	$850,000

Patrick J. Connolly, Executive Vice President, Chief Marketing Officer	$581,400

Richard Harvey, President, Williams-Sonoma Brand	$600,000

The base salaries shown above represent an increase from prior levels and were influenced by the impending changes to the Company’s executive management team, including Ms. Alber’s anticipated appointment to be the Company’s Chief Executive Officer and Ms. McCollam’s increased responsibilities in the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLIAMS-SONOMA, INC.
Date: March 26, 2010	By:	/s/ Sharon L. McCollam
Sharon L. McCollam
Executive Vice President, Chief Operating and Chief Financial Officer

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